Exhibit 8.1

LIST OF PRINCIPAL SUBSIDIARIES AND GROUP VIES OF QUTOUTIAO INC.

AND SUBSIDIARIES OF GROUP VIES

Subsidiaries	Jurisdiction of Incorporation
InfoUniversal Limited	Hong Kong
Qtech USA Inc.	Delaware, United States
QTT Asia Ltd.	British Virgin Islands
Fun Literature Limited	Cayman Islands
Fun Literature (HK) Limited	Hong Kong
Shanghai Quyun Internet Technology Co., Ltd.*上海趣蕴网络科技有限公司	PRC
Shanghai Dianguan Internet Technology Co., Ltd.*上海点冠网络科技有限公司	PRC
Shanghai Zhicao Information Technology Co., Ltd.*上海纸草信息科技有限公司	PRC
Shanghai Chenxing Software Technology Co., Ltd.*上海臣星软件技术有限公司	PRC
Shanghai Shuqin Information Technology Co., Ltd.*上海书沁信息科技有限公司	PRC
Shanghai Wennuo Information Technology Co., Ltd.*上海闻诺信息技术有限公司	PRC
Hainan Mengbang Network Technology Co., Ltd.*海南萌邦网络科技有限公司	PRC
Shanghai Luoshi Software Technology Co., Ltd.*上海洛时软件技术有限公司	PRC

Group VIEs	Jurisdiction of Incorporation
Shanghai Jifen Culture Communications Co., Ltd.*上海基分文化传播有限公司	PRC
Beijing Churun Internet Technology Co., Ltd.*北京础润网络科技有限公司	PRC
Shanghai Big Rhinoceros Horn Information Technology Co., Ltd.*上海大犀角信息科技有限公司	PRC
Shanghai DragonS Information Technology Co., Ltd.*上海龙殊信息科技有限公司	PRC
Shanghai Tuohuan Information Technology Co., Ltd.*上海拓欢信息科技有限公司	PRC
Shanghai Ququanquan Information Technology Co., Ltd.*上海趣圈圈信息科技有限公司	PRC
Shanghai Xunkai Information Technology Co., Ltd.*上海迅凯信息科技有限公司	PRC
Shanghai Douzao Internet Technology Co., Ltd.*上海豆皂网络科技有限公司	PRC
Shanghai Yuanyin Information Technology Co., Ltd.*上海元迎信息科技有限公司	PRC
Shanghai Guatian Network Technology Co., Ltd.*上海瓜甜网络科技有限公司	PRC

Subsidiaries of the Group VIEs	Jurisdiction of Incorporation
Anhui Zhangduan Internet Technology Co., Ltd*安徽掌端网络科技有限公司	PRC
Beijing Qukandian Internet Technology Co., Ltd.*北京趣看点网络科技有限公司	PRC
Shanghai Xike Information Technology Service Co., Ltd.*上海溪客信息技术服务有限公司	PRC
Shanghai Tuile Information Technology Co., Ltd.*上海推乐信息技术服务有限公司	PRC
Tianjin Quwen Internet Technology Co., Ltd.*天津趣闻网络科技有限公司	PRC
Beijing Supreme Pole International Sports Promotion Co., Ltd.*北京太极国际体育发展有限责任公司	PRC
Shanghai Heitu Internet Technology Co., Ltd.*上海黑兔网络科技有限公司	PRC
Shanghai Zheyun Internet Technology Co., Ltd.*上海喆云网络科技有限公司	PRC
Shanghai Manchuan Information Technology Co., Ltd.*上海漫川信息科技有限公司	PRC
Shanghai Yunxi Information Technology Co., Ltd.*上海芸晞信息科技有限公司	PRC
Hubei Xijie Information Technology Co., Ltd.*湖北熙捷信息科技有限公司	PRC
Shanghai Songmang Internet Technology Co., Ltd.*上海松芒网络科技有限公司	PRC
Shanghai Miaoqu Internet Technology Co., Ltd.*上海妙趣网络科技有限公司	PRC
Shanghai Xixia Information Technology Co., Ltd.*上海夕夏信息科技有限公司	PRC
Shanghai Mili Information Technology Co., Ltd.*上海米立信息科技有限公司	PRC
Shanghai Kunjie Information Technology Co., Ltd.*上海昆捷信息科技有限公司	PRC
Hubei Qingluo Information Technology Co., Ltd.*湖北青螺信息科技有限公司	PRC
Hubei Qingluo Information Technology Co., Ltd. Shanghai Branch*湖北青螺信息科技有限公司上海游胜信息科技分公司	PRC
Shanghai Guanji Information Technology Co., Ltd.*上海观际信息科技有限公司	PRC
Shanghai Yimao Information Technology Co., Ltd.*上海艺猫信息科技有限公司	PRC
Shanghai Xier Information Technology Co., Ltd.*上海西耳信息科技有限公司	PRC
Shanghai Yixun Information Technology Co., Ltd.*上海亿汛信息科技有限公司	PRC
Hainan Jingxuan Information Technology Co., Ltd.*海南槿轩信息科技有限公司	PRC

*	The English name of this subsidiary, Group VIE or subsidiary of Group VIE, as applicable, has been translated from its Chinese name.